Exhibit 10.118

CALYPTE BIOMEDICAL CORP.
1265 Harbor Bay Parkway
Alameda, CA 94502

                                    November 7, 2002

Bi-Coastal Consulting Corporation
25 Longview Court
Hillsborough, CA 94010

Gentlemen:

The within is to confirm our understanding and agreement wherein our Company agreed to pay, and has paid to Bi-Costal Consulting, Inc. (“Bi-Costal”), a finder’s fee of fifteen percent (15%) with respect to your efforts in arranging for the financing of the aggregate sum of $3,125,000 in 8% Convertible Notes.

The transaction was reported by us in a Form 8-K Report filed with the Securities and Exchange Commission on July 17, 2002.

You agree that, in the event that we require any further confirmation or documentation to be executed by Bi-Costal confirming the fee arrangement, it will provide same to us.

Additionally, in the further event that Bi-Costal is successful in arranging additional financing, that we agree to pay additional fees as long as we complete a financing transaction on acceptable terms to us, and that you advise us in writing prior to the completion of a transaction of the material information with respect to each prospective accredited investor, and that said investor acknowledges that Bi-Costal was instrumental in introducing said investor to our Company.

If the within meets with your understanding and agreement, please execute the original and duplicate original of this letter, returning one original to our office.

Very truly yours,

CALYPTE BIOMEDICAL CORP.

By:	/S/ ANTHONY J. CATALDO
ANTHONY J. CATALDO Executive Chairman
AGREED TO:

BI-COSTAL CONSULTING, INC.

By:	/s/ PETER T. BENZ
	Name:	Peter T. Benz
Title:

CALYPTE BIOMEDICAL CORP.
1265 Harbor Bay Parkway
Alameda, CA 94502

    November 7, 2002

BiCoastal Consulting, Inc.

Re:    Bi-Costal Consulting, Inc. (“Bi-Costal”)
         with Townsbury Equity Ltd. Credit Line
(“Townsbury”)

Dear Mr. Benz:

As per our agreement with respect to finder’s fees due to you as a result of your Company’s efforts in connection with the drawdown of the Townsbury credit line, the within is to confirm that we paid to Bi-Costal five per cent (5%) of the gross amount of the drawdown, or the sum of $70,000, as a finder’s fee, additional Bi-Costal received the sum of $10,000 on the $100,000 Bristol financing and 10% on the BNC Bach International Ltd. Financing or the sum of $15,000.

With respect to any future fees, it is agreed that our respective companies will enter into an agreement for future fees at the time of any further transactions with Townsbury.

Please confirm the within by signing your Company’s agreement and consent to the within.

                              Very truly yours,

        CALYPTE BIOMEDICAL CORP.

By:             /s/    ANTHONY J. CATALDO
                        ANTHONY J. CATALDO
          Executive Chairman

CONSENTED TO AND AGREED:

BI-COSTAL CONSULTING, INC.

By:

/s/    PETER T. BENZ